Exhibit 10.8(a)

Contract No.: 0400000928-2016 N.H.G.(D.)Z. No. 0024

Maximum Mortgage Contract

Important hint: this Contract has been concluded and enacted by and between the parties hereto on the basis of equality and willingness. All terms and conditions of this Contract are the presentation of the parties’ true meaning. To protect the Mortgagor’s lawful rights and interests, the Creditor hereby proposes the Mortgagor to pay full attention to the terms and conditions in bold.

Mortgagee: Industrial and Commercial Bank of China Shenzhen Henggang Sub-branch (hereinafter referred to as Party B)

Person in Charge: Yang Duoping

Business Address: 132, 132A and 133, Skirt Building, Dongcheng Central Park, Henggang Street, Longgang District, Shenzhen

Tel. and Fax:

Mortgagor: Shenzhen Highpower Technology Co., Ltd. (hereinafter referred to as Party A)

Legal Representative: Pan Dangyu

Business Address or Domicile: Bldg. 1, No. 68, Xinsha Road, Pinghu Street, Longgang District, Shenzhen

Tel. and Fax:

In order to ensure the realization of the creditor’s right of Party A, Party B is willing to provide guaranty of mortgage (counter guarantee) for Party A. To specify both parties’ rights and obligations, in accordance with this Contract Law, the Guarantee Law, the Property Law and other relevant laws and regulations, Party A and Party B make and enter into this Contract through unanimity through equal consultation.

Article 1 Principal Creditor’s Right Guaranteed

1.1 The principal creditor’s right guaranteed by Party B shall be the creditor’s right reserved by Party A on the Debtor in accordance with the domestic and foreign currency loan contract, contract of transferring foreign exchange to loan, bank acceptance agreement, L/C issuing agreement/contract, guarantee issuing agreement, international and domestic trade financing agreement, forward foreign exchange settlement and sales agreement, and other financial derivative product agreements and documents (hereinafter referred to as the Main Contract) made and entered into by and between Party A and Shupeng Technology (Shenzhen) Co., Ltd. (hereinafter referred to as the Debtor) within the maximum balance of CNY25,000,000.00 (in words: CNY Twenty-Five Million Only (where the amount in words is different from the amount in figures, the amount in words shall prevail) during the period from June 8, 2016 to June 8, 2021 (including the starting date and the date of expiry), no matter whether the creditor’s right is due prior to the expiration of the aforesaid period or it has been established prior to the establishment of the maximum mortgage.

1.2 The term “maximum balance” mentioned in the preceding paragraph means the sum of all CNY balances converted from creditor's right in different currencies according to the middle rate of foreign exchanged issued by Party A on the date of establishment of the principal creditor’s right that Party B bears liability of guarantee.

Article 2 Scope of Guaranty of Mortgage

The scope of guaranty of maximum mortgage shall include the principal and interest of the principal creditor’s right, compound interest, default interest, penalty, damages, exchange losses (losses arising from change of exchange rate) and expenses for realization of mortgage right (including but not limited to legal cost, attorney fee, appraisal cost, auction cost and sales cost). However, the expenses for realization of mortgage right shall be firstly deducted from the incomes from liquidation of the mortgaged property but shall not be included in the maximum balance as set forth in sub-clause 1.1.

Article 3 Mortgaged Property

3.1 Refer to the List of Mortgaged Property for the mortgaged property. As an annex to this Contract, the List of Mortgaged Property shall be equally authentic with this Contract.

3.2 The validity of Party A’s mortgage right comes up to the ancillary component, accessory rights, appurtenance, additives, natural and legal fruits and subrogation of the mortgaged property, as well as the insurance money, compensation and damages arising from damage to, loss of or requisition of the mortgaged property.

3.3 In the event that the mortgaged property is detained by the people’s court due to the Debtor’s failure to perform the debt due or due to occurrence of situations where mortgage right may be realized as agreed herein, from the date of detaining, Party A shall have the right to charge natural and legal fruits derived from the mortgaged property. The fruits shall be firstly used for deducting the expenses for charging fruits.

3.4 Stipulations for the value of the mortgaged property stipulated in the List of Mortgaged Property shall not be deemed as evaluation basis for the Lender to dispose the mortgaged property nor restrict the Lender to exercise its mortgage.

3.5 The ownership certificate and relevant materials of the mortgaged property shall be kept by Party A upon common confirmation by Party A and Party B, except as otherwise prescribed by laws and regulations.

3.6 During the duration of the mortgage right, Party B shall maintain the mortgaged property under sound conditions but shall not use the mortgaged property unreasonably to devalue the mortgaged property. Party A shall have the right to check the management and use status of the mortgaged property.

3.7 In the event that the mortgaged property is damaged, lost or expropriated, Party B shall notify Party A immediately and provide Party A timely with the documents of proving damage, loss or expropriation of the mortgaged property issued by the relevant competent authority or department.

3.8 In the event that the mortgaged property is damaged, lost or expropriated, the insurance benefits, compensatory damages or compensation obtained by Party B shall be used for prepaying the Debtor’s debt under the Main Contract, or upon Party A’s consent, be used for recovering the value of the mortgaged property or being deposited in the account designated by Party A for guarantying the performance of the debt under the Main Contract. The undiminished value of the mortgaged property shall be also guaranteed by the principal creditor’s right.

3.9 Party B shall immediately stop its behavior, which enables to reduce the value of the mortgaged property. In case of devaluation of the mortgaged property, Party B shall timely recover the value of the mortgaged property or provide a guarantee equivalent to the value reduced.

Article 4 Mortgage Registration

Party A and Party B shall go through formalities for mortgage registration with the relevant mortgage registration authority within 10 days after the signature of this Contract. Should change of registration be handled by law where there is any change of the registered items, Party A and Party B shall go through formalities for change of registration timely. The registration expenses shall be borne by Party B, except as otherwise prescribed by laws and regulations.

Article 5 Insurance

5.1 Party B shall, within 15 days as of the signature of this Contract, handle the insurance procedures of the mortgaged property at Party A’s request. In case that insurance for the mortgaged property cannot be completed once due to reasons attributable to the insurance institution, Party B shall timely handle renewal procedures to ensure the insurance for the mortgaged property not to be interrupted within the valid term of this Contract.

5.2 The insurance policy shall indicate that: in case of occurrence of any insured accident, Party A shall be the first payee (first beneficiary) and the insurer shall directly pay Party A the insurance fund. No terms in the insurance policy may limit the rights and interests of Party A.

5.3 Within the valid term of this Contract, Party B shall not suspend or cancel the said insurances by any reason. In case of suspension of the insurance, Party B shall have the right to go through insurance formalities on behalf of Party A, and all the expenses arising therefrom shall be borne by Party A.

5.4 Within the valid term of this Contract, in case of occurrence of any insured accident against the mortgaged property, the insurance indemnities shall be disposed in accordance with Sub-clause 3.8.

Article 6 Determination of Principal Creditor’s Right

The creditor’s right guaranteed with maximum mortgage shall be determined under any one of the following circumstances:

A. the term specified in sub-clause 1.1 expires;

B. it is impossible to occur a new creditor’s right;

C. the mortgaged property is sealed or detained;

D the Debtor and Party B are announced bankruptcy or cancelled;

E. other circumstances for determination of creditor’s right as prescribed by law.

Article 7 Floating Mortgage

7.1 In the event that Party B mortgages its current and future production equipment, raw materials, semi-finished products or finished products, the Mortgaged Property shall be determined under any one of the following circumstances:

A. the debt performance period expires and the creditor’s right of Party A is not realized;

B. Party B is announced bankruptcy or cancelled;

C. there is any circumstance for realization of Party A’s mortgage right as set forth in sub-clause 8.1.

D. there is any other situation which serious affects realization of the creditor’s right of Party A.

7.2 In the event that Party B provides Party A with maximum mortgage guaranty with the foregoing property, other stipulations of this Contract, as well as the stipulations of this Article, shall apply.

Article 8 Realization of Mortgage Right

8.1 Under any one of the following circumstances, Party A shall have the right to realize the mortgage right:

A. the principal creditor’s right of Party A is mature (including acceleration of maturity) but is not repaid by the Debtor;

B. Party B fails to timely recover the value of the mortgaged property or fails to provide a guarantee equivalent to the value reduced under the circumstances specified in sub-clause 3.9;

C. Party B or the Debtor goes into bankruptcy, winding-up, dissolution, and liquidation, or ceases its operation for reorganization, or its business license is suspended or canceled;

D. Party B fails to follow the principle of fair transaction and disposes the mortgaged property for which floating mortgage has been set during the production and operation processes;

E. Other circumstances specified by laws and regulations under which Party A can realize the mortgage right.

8.2 When exercising the mortgage right, Party A may, through consultation with Party B, sell by auction or sell off the mortgaged property and gain compensation firstly from the funds obtained therefrom, or discount the mortgaged property to repay the debt owed by the Debtor. In the event that Party A and Party B fail to reach an agreement on the method of realization of the mortgage right, Party A may directly apply to the people’s court to sell by auction or sell off the mortgaged property.

8.3 If the currency of the money obtained from disposal of the mortgaged property is different from that under the Main Contract, Party B shall repay Party A the creditor’s right after translating the foreign currency to the currency under the Main Contract according to the applicable exchange rate announced by Party A.

Article 9 Party B’s Representations and Warranties

Party B gives to Party A the following representations and warranties:

9.1 Party B is the owner of the mortgaged property or the manager authorized by the State and has full right to dispose the mortgaged property. There is no dispute about the ownership, use right or business management right of the mortgaged property. To provide the guaranty of mortgage for Party A, all necessary authorizations or approvals have been approved in accordance with the procedures and authorities specified in the articles of association of the Company, all not in violation of laws, regulations and other relevant provisions.

9.2 If Party B is a listed company or a branch controlled by a listed company, Party B ensures to timely perform information disclosure obligations for the guaranty items in accordance with the Securities Law, the Share Listing Rules of Stock Exchange, and requirements of relevant laws, regulations and provisions.

9.3 Party B is completely voluntary to provide the guaranty of mortgage for the Debtor. Representation of Party B’s meaning under this Contract is true. For international and domestic trade finance, Party B accepts that the basic transaction based on which financing is made is true with no fraud.

9.4 The mortgaged property under this Contract may be mortgaged by law and there shall be no limitation.

9.5 Full and reasonable explanation has been made for flaw of the mortgaged property, if any.

9.6 The mortgaged property is not sealed, detained or supervised by law.

9.7 If the mortgaged property is partly or wholly leased, the fact of mortgage of the mortgaged property shall have been notified to the lessee and the lease of the mortgaged property shall be notified to Party A in written form.

9.8 The mortgaged property is not mortgaged for any other creditor, or it is mortgaged for other creditor but the establishment of mortgage has been notified to Party A in written form.

9.9 The mortgaged property is not a public property, or it is a public property but the co-owner’s written consent on matters concerning mortgage has been obtained.

9.10 If the principal creditor’s right guaranteed under this Contract is the international trade financing that Party A provides the Debtor, Party B shall accept and recognize the relevant international common practice of the relevant business.

Article 10 Commitments of Party B

Party B makes the following commitments to Party A:

10.1 Under any one of the following circumstances, Party B shall, unnecessary to obtain Party B’s consent, continue to perform its liability to guarantee under this Contract:

A. the Main Contract is modified through consultation by Party A and the Main Debtor, and the Debtor’s debt is not added or the debt performance term is postponed;

B. under international and domestic trade finance, Party A and the Debtor changes the letter of credit related to the Main Contract, without adding the Debtor’s payment obligations under the letter of credit, or extending the payment term;

C. Party A transfers the principal creditor’s right and maximum mortgage right.

10.2 Without Party A’s written consent, Party B may not re-establish any form of mortgage and pledge for the mortgaged property hereunder, nor lease, transfer or present the mortgaged property to any a third person. Party B shall protect the mortgaged property against damage.

10.3 Party B shall bear all expenses of Party A for realizing the mortgaged property under this Contract, including but not limited to legal cost, attorney fee, appraisal cost, auction cost and sales cost.

10.4 Party A’s mortgage right is or may be infringed by a third party, Party B shall timely give a written notice to Party A and assist Party A against infringement.

10.5 Party B shall give positive coordination to Party A when Party A exercises the mortgage right. There is no barrier to restrict Party A to exercise the mortgage right.

10.6 In case of any one of the following circumstances, Party B shall timely notify Party A:

A. where its articles of association, business scope, registered capital or legal representative is changed, or its equity is changed;

B. where it goes into winding-up, dissolution and liquidation, or its business license is suspended or canceled, or it goes into bankruptcy;

C. where there is or may be major economic dispute, litigation or arbitration; or its property is closed down, detained or supervised lawfully;

D. where Party B is a natural person, and his address, working unit or contact way is changed.

10.7 Party B shall timely receive and sign the written notice given by Party A.

10.8 If Party A’s principal creditor’s right has other guaranty, either provided by the Debtor or a third party, Party A shall be entitled to make a decision on the order to realize guaranty by itself. Party B commits no to rise a plead. Where Party A waives, changes or loses other guaranty interests under the Main Contract, Party B’s liability to guarantee shall remain in effect but shall not be invalid or exempted therefrom.

10.9 Purchaser’s financing under the domestic letter of credit, under import letter of credit and import bill advance/import payment for another, in case of any one of the following circumstances, Party B shall have the obligation of incontestable guaranty of mortgage. Party B shall not, for any payment obligation under the letter of credit specified by judicial authority or administrative authority, issue stop payment order or restraining order, or take measures to seal, detain and freeze relevant property of the letter of credit or take other similar measures to present exemption or defense:

A. the designated personnel or the authorized personnel of Party A has favorably paid according to Party A’s order;

B. Party A or its designated personnel or its authorized personnel has favorably issued a due payment confirmation for the loan under the domestic letter of credit or has favorably accepted the documents under the import letter of credit;

C. the confirming bank of the letter of credit has favorably performed the payment obligation;

D. the negotiation bank of the letter of credit has favorably made negotiation.

10.10 Under shipping guarantee, endorsement of bill of lading and authorized withdrawal, Party B shall not present exemption or defense due to the Debtor’s rejection on payment of relevant letter of credit.

Article 11 Commitments of Party A

Party A makes the following commitments to Party B:

11.1 Party A shall keep confidential the undisclosed information in the relevant documents, financial data and other relevant materials provided by Party B when performing obligations under this Contract, except otherwise stipulated by relevant laws and regulations or specified in this Contract.

11.2 The incomes from disposal of the mortgaged property shall be firstly used to pay all debts within the scope of the guaranty of maximum mortgage and the reaming part shall be timely returned to Party B.

Article 12 Breach of Contract

12.1 Upon effectiveness of this Contract, either party’s failure to perform any obligation under this Contract or either party’s violation of any representation, assurance and promise under this Contract shall constitute a breach of contract. The default party shall compensate the other party for losses to the other party arising therefrom.

12.2 In case that one party violates this Contract, the other party shall be entitled to take any measures prescribed in the Law of the People’s Republic of China, and relevant laws and regulations.

Article 13 Effectiveness, Change and Cancellation

13.1 This Contract shall come into force as of the date of the signature of this Contract and shall expire when the principal creditor’s right of Party A is paid off.

13.2 In case of any change to this Contract, a written form shall be concluded by and between the parties hereto upon unanimity through consultation. The provisions or agreement changed shall be deemed as a part of this Contract and shall be equally authentic with this Contract. The terms and conditions except those changed shall remain in effect. The original terms and conditions shall remain in effect before the effectiveness of those changed.

13.3 The invalidity or enforceability of any provision of this Contract shall neither affect the validity or enforceability of any other provision hereof nor affect the validity of the entire Contract.

13.4 Change and cancellation of this Contract shall not affect this Contracting parties’ right to claim for compensation for the losses. Cancellation of this Contract shall not affect the validity of the provisions concerning settlement of dispute.

Article 14 Dispute Settlement

The formation, validity, interpretation, execution and settlement of disputes in respect of this Contract shall be governed by the relevant laws of the People's Republic of China. Any dispute arising from and in connection with this Contract shall be settled by Party A and Party B through friendly consultation. If a dispute cannot be settled through consultation, the following B shall be adopted for settlement:

A. Any and all disputes arising from and in connection with the execution of this Contract shall be submitted to the Arbitration Committee of Shenzhen for arbitration in accordance with the current arbitration rules of the Committee. The award of the arbitration shall be final and binding upon the parties.

B. Any and all disputes arising from and in connection with the execution of this Contract shall be submitted to Shenzhen Court of International Arbitration (South China International Economic and Trade Arbitration Commission) for arbitration. Arbitration shall be carried out in the Financial Arbitration Center, Free Trade Zone of South China International Economic and Trade Arbitration Commission. The award of the arbitration shall be final and binding upon the parties.

C. Settlement shall be made by means of litigation with the local court of Party A.

Article 15 Miscellaneous

15.1 Without Party A’s written consent, Party B shall not transfer all or any of its rights and obligations under the Contract.

15.2 No failure to exercise or partially exercise or delay in exercising any right hereunder by Party A shall be deemed as a waiver or change of the right or any other right or affect Party B to further exercise the right or other rights.

15.3 Party B shall be entitled to, in accordance with relevant laws and regulations, or other regulatory documents or requirements of financial regulators, provide the relevant information of the Contract and other relevant information for the credit information basic database of the People’s Bank of China or other credit database established by law for the qualified institutions or individuals to search and use. Party A shall also have the right to, for the purpose of the conclusion and performance of the Contract, search Party B’s relevant information through the credit information basic database of the People’s Bank of China or other credit database established by law.

15.4 This Contract is made out in three originals for Party A, Party B and the relevant registration authority each holding one, which shall be equally authentic.

Article 16 Other Provisions Agreed by both Parties

16.1 Prior confirmation of address for service

1. Party A and Party B confirm the following mailing address and method indicated in this Contract as the effective address and method for service of various notices, letters, and legal documents of the people’s court or arbitration institutions (including but not limited to summons, notice of trial, written judgment, order, mediation agreement and notice for performance within a time limit, etc.).

Party B’s effective address and method for service:

Address for Service:

(1) Zip Code: 518000; Legal Domicile: Bldg. 1, No. 68, Xinsha Road, Pinghu Street, Longgang District, Shenzhen

Legal Representative (Principal) or Designated Recipient: Pan Dangyu

Tel. (Office/Residential/Mobile): 13510066248

Other methods:       /

2. Party B ensures that the address for service given above is accurate and effective. In case of change of the address for service given above, the Borrower ensures to notify Party A in written form within 15 working days after the change, or the service given according to the address given above shall remain effective and Party B shall bear all legal consequences arising therefrom.

3. In the event that a document cannot be served but is returned because Party B’s address for service is incorrect or is changed without timely notifying Party A in written form and the document is not signed or is rejected, Party B shall agree the date of return as the date of service (if different mails to different addresses are returned on different dates, the date which is later shall be adopted).

16.2       /

Annex: List of Mortgaged Property

Party A (Seal): Industrial and Commercial Bank of China Limited Shenzhen Henggang Sub-branch
Industrial and Commercial Bank of China Limited Shenzhen Henggang Sub-branch (Seal)

Authorized Signatory: /s/ Yang Duoping (Seal)

Party B (Seal): Shenzhen Highpower Technology Co., Ltd.

Shenzhen Highpower Technology Co., Ltd. (Seal)

Legal Representative (Authorized Agent): /s/ Pan Dangyu (Seal)

Co-owner of the Mortgaged Property:                              /

Date of Signature: June 8, 2016

Annex:

List of Mortgaged Property

Name	Ownership Certificate	Location	Status	Appraisal Value	Others
Room 2402, Unit 3, Bldg. 3, Phase II, Dongfang Qinyuan	S.F.D.Z. No. 6000554903	Room 2402, Unit 3, Bldg. 3, Phase II, Dongfang Qinyuan, Longgang District, Shenzhen	Good	CNY7,109,646.00	Shenzhen Highpower Technology Co. Ltd. (100%)

Mortgagor: Shenzhen Highpower Technology Co. Ltd.

Shenzhen Highpower Technology Co. Ltd. (Seal)

Co-owner of the Mortgaged Property (if any):                         /

Mortgagee: Industrial and Commercial Bank of China Limited Shenzhen Henggang Sub-branch

Industrial and Commercial Bank of China Limited Shenzhen Henggang Sub-branch (Seal)